EXHIBIT 10.3

SUMMIT HOTEL PROPERTIES, INC.
Form of Stock Award Agreement
(Performance-Based Shares)

This Stock Award Agreement (this “Agreement”), dated as of the ___ day of ____, 20__, between SUMMIT HOTEL PROPERTIES, INC., a Maryland corporation (the “Company”), and __________ (the “Participant”), is made pursuant to the terms of the Summit Hotel Properties, Inc. 2011 Equity Incentive Plan (the “Plan”). All terms that are defined in the Plan and used herein shall have the same meaning given them in the Plan and the terms Change in Control,” “Control Change Date,” “Disability,” “Termination Without Cause” and “Voluntary Termination for Good Reason” shall have the meaning given them in the Employment Agreement between the Company and the Participant effective as of February 14, 2011. In addition, certain capitalized terms used in this Agreement have the meanings specified in Section 13 of this Agreement.

1.           Grant of Stock Award.  Pursuant to the Plan, on _______ __, 20__ (the “Date of Grant”), the Company granted, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth in this Agreement, a Stock Award to the Participant for a total of ______ shares of Common Stock (the “Stock Award”).

2.           Vesting.  The Participant’s interest in the shares of Common Stock covered by the Stock Award shall become vested and non-forfeitable as follows:

(a)           The Participant’s interest in one-third of the shares of Common Stock covered by the Stock Award shall become vested and non-forfeitable on January 1, 2013 if the Company’s Total Stockholder Return for the one-year performance measurement period  commencing January 1, 2012 and ending December 31, 2012 equals or exceeds the Index’s total return, as calculated by SNL Financial LC (“SNL”), for such performance measurement period.

(b)           The Participant’s interest in an additional one-third of the shares of Common Stock covered by the Stock Award shall become vested and non-forfeitable on January 1, 2014 if the Company’s Total Stockholder Return for the one-year performance measurement period commencing January 1, 2013 and ending December 31, 2013 equals or exceeds the Index’s total return, as calculated by SNL, for such performance measurement period.

(c)           The Participant’s interest in an additional one-third of the shares of Common Stock covered by the Stock Award shall become vested and non-forfeitable on January 1, 2015 if the Company’s Total Stockholder Return for the one-year performance measurement period commencing January 1, 2014 and ending December 31, 2014 equals or exceeds the Index’s total return, as calculated by SNL, for such performance measurement period as calculated by SNL.

(d)           The Participant’s interest in two-thirds of the shares of Common Stock covered by the Stock Award (reduced by the number of shares of Common Stock that became vested and non-forfeitable under Section 2(a) and Section 2(b) of this Agreement) shall become vested and non-forfeitable on January 1, 2014 if the Company’s two-year cumulative Total Stockholder Return for the two-year performance measurement period commencing January 1, 2012 and ending December 31, 2013 equals or exceeds the Index’s total return, as calculated by SNL, for such performance measurement period.

(e)           The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (reduced by the number of shares of Common Stock that became vested and non-forfeitable under Section 2(a), Section 2(b), Section 2(c) and Section 2(d) of this Agreement) shall become vested and non-forfeitable on January 1, 2015 if the Company’s three-year cumulative Total Stockholder Return for the three-year performance measurement period commencing January 1, 2012 and ending December 31, 2014 equals or exceeds the Index’s total return, as calculated by SNL, for such performance measurement period.

(f)           In the event of a Change in Control, the Participant’s interest in all of the shares of Common Stock covered by the Stock Award (reduced by the number of shares of Common Stock that became vested and non-forfeitable under Section 2(a), Section 2(b), Section 2(c) and Section 2(d) of this Agreement prior to the Control Change Date) shall become vested and non-forfeitable on the Control Change Date if the Company’s Change in Control Total Stockholder Return for the performance measurement period that begins on January 1 of the year in which the Control Change Date occurs and ends on the Control Change Date equals or exceeds the Index’s total return, as calculated by SNL, for such performance measurement period.

(g)           The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (reduced by the number of shares of Common Stock that became vested and non-forfeitable under Section 2(a), Section 2(b), Section 2(c), Section 2(d) and Section 2(f) of this Agreement) shall become vested and non-forfeitable on the date that the Participant’s employment is terminated on account of the Participant’s death, Disability, Termination Without Cause or Voluntary Termination for Good Reason.

If the total return for the Index and the Company’s Total Stockholder Return or the Company’s Change in Control Total Stockholder Return are both negative for any performance measurement period, the shares of Common Stock covered by the Stock Award and subject to vesting for such performance measurement period shall vest and become non-forfeitable if the Company’s negative Total Stockholder Return or the Company’s negative Change in Control Total Stockholder Return, as applicable, is less than the Index’s negative total return.  For purposes of this Agreement, the Company’s Total Stockholder Return and the Company’s Change in Control Total Stockholder Return shall be calculated on the same basis and using the same methodology used by SNL to calculate the Index’s total return.  No shares of Common Stock covered by the Stock Award shall become vested and non-forfeitable in accordance with this Section 2 unless the Committee determines that the applicable performance condition has been satisfied.

3.           Employment Requirement.  No shares of Common Stock covered by the Stock Award shall become vested and non-forfeitable unless the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date the shares become vested and nonforfeitable in accordance with Section 2.

4.           Forfeiture.  Any shares of Common Stock covered by the Stock Award that have not vested and become non-forfeitable in accordance with Section 2 of this Agreement shall be forfeited on the date that the Participant’s employment with the Company and its Affiliates terminates or is terminated for any reason.  The Participant shall have no further right or interest in any shares of Common Stock covered by the Stock Award that are forfeited in accordance with the preceding sentence.  All shares of Common Stock covered by the Stock Award that have not become vested and non-transferable in accordance with the terms of this Agreement on or before January 1, 2015, as applicable, shall be forfeited.

5.           Transferability.  Shares of Common Stock covered by the Stock Award that have not become vested and non-forfeitable as provided in Section 2 of this Agreement cannot be transferred.  Shares of Common Stock covered by the Stock Award may be transferred, subject to the requirements of applicable securities laws, after such shares have become vested and non-forfeitable in accordance with Section 2 of this Agreement.

6.           Stockholder Rights.  On and after the Date of Grant and prior to forfeiture of any shares of Common Stock covered by the Stock Award, the Participant shall have the right to vote the shares.  Prior to the date the shares of Common Stock covered by the Stock Award become vested and non-transferable in accordance with Section 2 of this Agreement, any dividends or distributions on the nonvested shares (other than dividends or distributions paid in the form of additional shares of Common Stock) shall be accumulated but shall not be paid to the Participant during the applicable performance period.  Any accumulated but unpaid dividends or distributions on the shares of Common Stock covered by the Stock Award shall be paid to the Participant on the date the shares have vested and become non-forfeitable in accordance with Section 2 of this Agreement.  Any additional shares of Common Stock distributed as a dividend on the shares of Common Stock covered by the Stock Award shall be subject to the same vesting conditions and transferability restrictions as the shares of Common Stock covered by the Stock Award and shall be subject to forfeiture to the same extent as the shares of Common Stock covered by the Stock Award.  Notwithstanding the preceding sentences, the Company shall retain custody of the certificates evidencing the shares of Common Stock covered by the Stock Award and any additional shares of Common Stock distributed as a dividend on the shares of Common Stock covered by the Stock Award until the date such shares have become vested and non-forfeitable, and the Participant hereby appoints the Company’s President and the Company’s Secretary as the Participant’s attorneys-in-fact, with full power of substitution, with the power to transfer to the Company and cancel any shares of Common Stock covered by the Stock Award that are forfeited in accordance with Section 4 of this Agreement.

7.           No Right to Continued Employment.  This Agreement and the grant of the Stock Award do not give the Participant any rights with respect to continued employment by the Company or an Affiliate. This Agreement and the grant of the Stock Award shall not interfere with the right of the Company or an Affiliate to terminate the Participant’s employment.

8.           Change in Capital Structure.  In accordance with the terms of the Plan, the terms of the Stock Award shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

9.           Governing Law.  This Agreement shall be governed by the laws of the State of South Dakota (other than any choice-of-law provisions that would require the application of the laws of a State other than the State of South Dakota.

10.           Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

11.           Participant Bound by Plan.  The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

12.           Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.

13.           Definitions.  For purposes of this Agreement, the following terms have the following definitions:

(a)           “Change in Control Total Stockholder Return” means, for the performance measurement period that begins on January 1 of the year in which a Control Change Date occurs and ends on the Control Change Date, the total percentage return per share of Common Stock calculated based on the difference between the Initial Stock Price and the Closing Stock Price and assuming the reinvestment in shares of Common Stock of all dividends and other distributions paid on the Common Stock during the performance measurement period (including dividends and distributions paid during the performance measurement period in the form of additional shares of Common Stock) at the closing price of one share of Common Stock on the ex-dividend date for each such dividend or other distribution.

(b)           “Closing Stock Price” means the Stock Price as of the last day of any performance measurement period or, in the event of a Change in Control, the value of the consideration per share of Common Stock to be received by the Company’s stockholders in connection with such Change in Control, valued as of the trading day immediately prior to completion of the transaction or series of transactions that results in the Change in Control.

(c)           “Index” means the SNL U.S. Lodging REIT Index prepared by SNL Financial LC, or, in the event such index is discontinued or its methodology significantly changed, a comparable index selected by the Committee in good faith.

(d)           “Initial Stock Price” means the Stock Price as of the first day of any performance measurement period.

(e)           “Stock Price” means, as of a particular date, the Fair Market Value of the Common Stock on such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date).

(f)           “Total Stockholder Return” means, for any performance measurement period, the total percentage return per share of Common Stock calculated based on the difference between the Initial Stock Price and the Closing Stock Price and assuming reinvestment in shares of Common Stock of all dividends and other distributions paid on the Common Stock during the performance measurement period (including dividends and distributions paid during the performance measurement period in the form of additional shares of Common Stock) at the closing price of one share of Common Stock on the ex-dividend date for each such dividend or other distribution.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.

SUMMIT HOTEL PROPERTIES, INC.

By:

Name:
Title:

PARTICIPANT

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